UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 20, 2006

ChoicePoint Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-13069	58-2309650
(State of Incorporation)	Commission File Number	(IRS employer identification no.)

1000 Alderman Drive Alpharetta, Georgia	30005
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 752-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On July 20, 2006, ChoicePoint Inc. (“ChoicePoint” or the “Company”) issued a press release announcing second quarter 2006 financial results. The press release is filed as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

The press release presented non-GAAP financial information such as operating income before other charges (which is not a measure of financial performance under generally accepted accounting principles), which the Company believes is useful for investors to compare the Company’s 2006 results from ongoing operations excluding the effect of other charges. This data is also used by the Company for assessment of its operating results.

On July 20, 2006, ChoicePoint will hold an investor conference call and webcast to disclose financial results for the second quarter of 2006. The webcast will be broadcast at 8:30 a.m. EDT. The webcast can be accessed at www.choicepoint.com and will be available for replay at the same address. The Supplemental Information package that will be placed on the ChoicePoint Inc. website prior to this call is attached and incorporated by reference herein as Exhibit 99.2. All information in this Supplemental Information package is presented as of June 30, 2006, and ChoicePoint Inc. does not assume any obligation to correct or update said information in the future.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release of ChoicePoint Inc., dated July 20, 2006, reporting ChoicePoint Inc.’s financial results for the second quarter of 2006.

99.2	Supplemental Information prepared for use in connection with the financial results for the second quarter of 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2006	CHOICEPOINT INC. (Registrant)

	By:	/s/ David E. Trine
David E. Trine
Chief Financial Officer (Principal Financial Officer)

Exhibit Index

Exhibit No.
99.1	Press Release of ChoicePoint Inc., dated July 20, 2006, reporting ChoicePoint Inc.’s financial results for the second quarter of 2006.

99.2	Supplemental Information prepared for use in connection with the financial results for the second quarter of 2006.